                                                                     EXHIBIT 3.2

                             AMENDED AND RESTATED


                                    BYLAWS


                                      OF


                         WATSON PHARMACEUTICALS, INC.

                             A Nevada Corporation

             Adopted by the Board of Directors as of July 27, 2001

                             AMENDED AND RESTATED


                                    BYLAWS


                                      OF


                         WATSON PHARMACEUTICALS, INC.


                             A Nevada Corporation


             Adopted by the Board of Directors as of July 27, 2001


                               TABLE OF CONTENTS

                                                                                           Page
                                                                                           ----
ARTICLE  I           STOCKHOLDERS........................................................   1
                     ------------
  Section 1        Annual Meeting........................................................   1
  Section 2        Special Meetings......................................................   1
  Section 3        Place of Meetings.....................................................   1
  Section 4        Notice of Meetings....................................................   1
  Section 5        Business at Special Meeting...........................................   2
  Section 6        Quorum; Adjourned Meetings............................................   2
  Section 7        Notice of Stockholder Business........................................   2
  Section 8        Conduct of Meetings of Stockholders...................................   3
  Section 9        Voting................................................................   3
  Section 10       Proxies...............................................................   3
  Section 11       Stockholder Action....................................................   4

ARTICLE  II          DIRECTORS...........................................................   4
                     ---------
  Section 1        Management of Company.................................................   4
  Section 2        Number, Tenure, and Qualifications....................................   4
  Section 3        Vacancies.............................................................   4
  Section 4        Nomination of Directors...............................................   5
  Section 5        Annual and Regular Meetings...........................................   6
  Section 6        First Meeting.........................................................   6
  Section 7        Special Meetings......................................................   6
  Section 8        Notice of Meetings....................................................   6
  Section 9        Business of Meetings..................................................   6
  Section 10       Quorum; Adjourned Meetings............................................   6
  Section 11       Committees............................................................   7
  Section 12       Action Without Meeting................................................   7

                                                                                                Page
                                                                                                ----
  Section 13       Special Compensation.......................................................   7

ARTICLE  III         NOTICES..................................................................   8
                     -------
  Section 1        Form of Notice.............................................................   8
  Section 2        Effect of Irregularly Called Meetings......................................   8
  Section 3        Waiver of Notice...........................................................   8

ARTICLE  IV          OFFICERS.................................................................   9
                     --------
  Section 1        Election...................................................................   9
  Section 2        Chairman of the Board......................................................   9
  Section 3        Vice Chairman of the Board.................................................   9
  Section 4        Chief Executive Officer....................................................   9
  Section 5        President..................................................................   9
  Section 6        Vice-President.............................................................   9
  Section 7        Secretary..................................................................  10
  Section 8        Assistant Secretaries......................................................  10
  Section 9        Treasurer..................................................................  10
  Section 10       Assistant Treasurers.......................................................  10
  Section 11       Removal; Resignation.......................................................  11

ARTICLE  V           CAPITAL STOCK............................................................  11
                     -------------
  Section 1        Certificates; Uncertificated Shares........................................  11
  Section 2        Surrendered; Lost or Destroyed Certificates................................  11
  Section 3        Replacement Certificates...................................................  12
  Section 4        Record Date................................................................  12
  Section 5        Registered Owner...........................................................  12

ARTICLE  VI          GENERAL PROVISIONS.......................................................  12
                     ------------------
  Section 1        Registered Office..........................................................  12
  Section 2        Distribution...............................................................  12
  Section 3        Reserves...................................................................  13
  Section 4        Checks; Notes..............................................................  13
  Section 5        Fiscal Year................................................................  13
  Section 6        Corporate Seal.............................................................  13
  Section 7        Representation of Shares of Other Corporations.............................  13

ARTICLE  VII         INDEMNIFICATION..........................................................  14
                     ---------------
  Section 1        Indemnification of Officers and Directors, Employees and Other Persons.....  14
  Section 2        Insurance..................................................................  14

ARTICLE  VIII        AMENDMENTS...............................................................  14
                     ----------
  Section 1        Amendments by Stockholders.................................................  14
  Section 2        Amendments by Board........................................................  15

                             AMENDED AND RESTATED

                                    BYLAWS

                                      OF

                         WATSON PHARMACEUTICALS, INC.

                             A Nevada corporation

             Adopted by the Board of Directors as of July 27, 2001

                                  ARTICLE  I
                                 STOCKHOLDERS
                                 ------------

Section 1  Annual Meeting

     Annual meetings of the stockholders shall be held at such time as may be set by the board of directors (the "Board") of Watson Pharmaceuticals, Inc. (the "Company") from time to time, at which the stockholders shall elect directors in accordance with the provisions of Article IV of the Articles of Incorporation and transact such other business as may properly be brought before the meeting.

Section 2  Special Meetings

     Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the President, or by the President or Secretary upon a requisition in writing therefore, stating the purpose or purposes thereof, delivered to the President or Secretary, signed by a majority of the Board or by resolution of the Board.

Section 3  Place of Meetings

     All annual meetings of the stockholders shall be held at the registered office of the Company or at such other place within or without the State of Nevada as the Board shall determine. Special meetings of the stockholders may be held at such time and place within or without the State of Nevada as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

Section 4  Notice of Meetings

     Written notice of each meeting of stockholders shall be given in the manner prescribed in Section 1 of Article III. Such notice shall state the purpose or purposes for which the meeting is called and the time and the place, which may be within or without the State of Nevada, where it is to be held. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, management intends to present for election. Such notice shall be given to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before such meeting.

Section 5  Business at Special Meeting

     Business transacted at any special meeting of stockholders shall be limited to the matters stated in the notice. In addition to the business to be transacted at any special meeting as specified in the notice thereof, there may be considered and acted upon at said meeting any other business which may come before the meeting if the notice thereof so specifies.

Section 6  Quorum; Adjourned Meetings

     The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation.
If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. The presiding officer of any meeting may adjourn the meeting from time to time, whether or not there is such a quorum.
At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than forty-five (45) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote.

Section 7  Notice of Stockholder Business

     For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company and such business must be a proper subject for stockholder action under Nevada law. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Company not less than seventy (70) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty (20) days, or delayed by more than seventy (70) days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the seventieth (70th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before any meeting of the stockholders: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and record address of the stockholder proposing such business; (iii) the class and number of shares of the Company which are beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business.

Section 8  Conduct of Meetings of Stockholders

     The meetings of stockholders shall generally follow reasonable and fair procedure. Subject to the foregoing, the conduct of any meeting and the determination of procedure and rules shall be within the absolute discretion of the presiding officer of the meeting, and there shall be no appeal from any ruling of the presiding officer of the meeting with respect to procedure or rules. In any meeting of stockholders or part thereof, the presiding officer of the meeting shall have the absolute power to determine appropriate rules or dispense with theretofore prevailing rules. Except as otherwise provided by statute or the Articles of Incorporation, without limiting the foregoing, the presiding officer shall have the power and duty (i) to determine whether any business proposed to be brought before the meeting was proposed, or any nomination of persons for election to the Board was made, in accordance with the procedures set forth in Section 7 of Article I or Section 4 of Article II, as applicable, and (ii) if any proposed business or nomination is not in compliance with Section 7 of Article I or Section 4 of Article II, as applicable, to declare that such proposed business shall not be transacted or that such defective nomination shall be disregarded.

Section 9  Voting

     Except as otherwise provided by statute or by the Articles of Incorporation, each stockholder of record of the Company holding stock which is entitled to vote at a meeting shall be entitled at each meeting of stockholders to one (1) vote for each share of stock standing in such stockholder's name on the books of the Company, and except where the transfer books of the Company shall have been closed or a date shall have been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election of directors which shall have been transferred on the books of the Company within twenty (20) days next preceding such election of directors. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting shall be by ballot.

     When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall be sufficient to elect directors or to decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Articles of Incorporation, or these Bylaws, or the rules and regulations of any stock exchange applicable to the Company, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 10  Proxies

     At any meeting of the stockholders any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two (2) or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No proxy or power of attorney to vote shall be used to vote at a meeting of the stockholders unless it shall have been filed with the Secretary of the meeting. All questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the inspector(s) of election who shall be appointed by the Board, or if not so appointed, then by the presiding officer of the meeting.

Section 11  Stockholder Action

     Any action by stockholders must be taken at an annual or special meeting of stockholders of the Company and may not be taken by written consent in lieu of a meeting.


                                   ARTICLE II
                                   DIRECTORS
                                   ----------

Section 1  Management of Company

     The business of the Company shall be managed by its Board which may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 2  Number, Tenure, and Qualifications

     The number of directors which shall constitute the entire Board shall not be less than seven (7) nor more than fifteen (15) with the number of directors to be established from time-to-time by action of the Board. The directors shall be elected at the annual meeting of the stockholders and, except as provided in
Section 3 of this Article, each director elected shall hold office until the expiration of the term provided in Article VI of the Articles of Incorporation and until such director's successor is elected and qualified. Directors need not be stockholders.

Section 3  Vacancies

     Vacancies in the Board, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until such director's successor is elected at an annual or a special meeting of the stockholders. The holders of no less than two-thirds (2/3) of the outstanding shares of stock entitled to vote may at any time peremptorily terminate the term of office of all or any of the directors by vote at a meeting called for such purpose. Such removal shall be effective immediately, even if successors are not elected simultaneously.

     A vacancy or vacancies in the Board shall be deemed to exist in case of the death, resignation or removal of any director(s), or if the authorized number of directors be increased, or if the stockholders fail at any annual or special meeting of stockholders at which any director or directors are elected to elect the full authorized number of directors to be voted for at that meeting.

     If the Board accepts the resignation of a director tendered to take effect at a future time, the Board or the stockholders shall have power to elect a successor to take office when the resignation is to become effective.

     No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director's term of office.

Section 4  Nomination of Directors

     Only persons who are nominated in accordance with the procedures set forth in this Section 4 of Article II shall be eligible for election as directors. Nomination of persons for election to the Board of the Company at the annual meeting of stockholders may be made at a meeting of stockholders by or at the direction of the Board by any nominating committee or person appointed by the Board or by any stockholder of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 4 of Article II. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, unless waived by the Board, no person not already a director shall be eligible to be elected or to serve as a director unless such person's notice of nomination shall be delivered to the Secretary at the principal executive offices of the Company not less than seventy (70) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty (20) days, or delayed by more than seventy (70) days, from such anniversary date, notice by the stockholders to be timely must be so delivered not earlier than the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the seventieth (70th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Company which are beneficially owned by the person, (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (v) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14A under the Securities and Exchange Act of 1934, as amended, and (vi) the consent of such nominee to serve as director of the Company, if the nominee is so elected; and (b) as to the stockholders giving the notice, (i) the name and record address of the stockholder, and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by the stockholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth herein.

Section 5  Annual and Regular Meetings

     Annual and regular meetings of the Board shall be held at any place within or outside of the State of Nevada which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation, annual and regular meetings shall be held at the registered office of the Company.

Section 6  First Meeting

     The first meeting of each newly elected Board shall be held immediately following the adjournment of the meeting of stockholders and at the place thereof. No notice of such meeting shall be necessary to the directors in order legally to constitute the meeting, provided a quorum be present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board.

Section 7  Special Meetings

     The Chairman of the Board, the President, any Vice-President, the Secretary or any two directors may call special meetings of the Board.

Section 8  Notice of Meetings

     Regular meetings of the Board may be held without call or notice at such time and at such place as shall from time to time be fixed and determined by the Board. Notice of the time and place of special meetings shall be delivered personally to each director, or sent to each director in the manner provided in
Section 1 of Article III or by other form of written communication, charges prepaid, addressed to the director at the director's address as it is shown upon the records of the Company, or by means of telecopy or telephone. In case such notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company at least four (4) days prior to the time of the holding of the meeting. In case such notice is hand-delivered as above provided, or given by means of telecopy or telephone, it shall be so provided at least forty-eight (48) hours prior to the time of the holding of the meeting.

Section 9  Business of Meetings

     The transactions of any meeting of the Board, however called and noticed or wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof.
All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 10  Quorum; Adjourned Meetings

     A majority of the directors then in office shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, unless a greater number be required by Nevada law or by the Articles of Incorporation. Any action of a majority, although not at a regularly called meeting, and the record thereof, if assented to in writing by all of the other members of the Board shall be as valid and effective in all respects as if passed by the Board in regular meeting.

     A quorum of the directors may adjourn any directors' meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the directors present at any directors meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.

     Notice of the time and place of holding an adjourned meeting need not be given to the absent directors if the time and place be fixed at the meeting adjourned.

Section 11  Committees

     The Board may designate one or more committees of the Board, each committee to consist of at least one (1) or more of the directors of the Company which, to the extent provided in the resolution, shall have and may exercise the power of the Board in the management of the business and affairs of the Company and may have power to authorize the seal of the Company to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by the Board. The Board may designate one (1) or more directors as alternative members of any such committee to replace any member who is disqualified or absent from a meeting of any such committee. Unless the Board appoints alternative members as herein provided, the members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the Board to act at the meeting in the place of any absent or disqualified member. At meetings of such committees, a majority of the members or alternate members shall constitute a quorum for the transaction of business, and the act of a majority of the members or alternate members at any meeting at which there is a quorum shall be the act of the committee.

     The committees shall keep regular minutes of their proceedings and report the same to the Board.

Section 12  Action Without Meeting

     Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

Section 13  Special Compensation

     The directors may be paid their expenses of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as director. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

                                 ARTICLE  III
                                    NOTICES
                                 ------------

Section 1  Form of Notice

     Whenever, under the provisions of the Articles of Incorporation, these Bylaws or by statute, notice is required to be given to any stockholder or director, it shall not be construed to mean personal notice unless expressly stated herein, but such notice may be given in writing, by first class mail, addressed to such stockholder or director, at the address of the stockholder or director as it appears on the records of the Company, with postage prepaid thereon, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.

Section 2  Effect of Irregularly Called Meetings

     Whenever all parties entitled to vote at any meeting, whether of directors or stockholders, consent, either by a writing on the records of the meeting or filed with the Secretary, or by presence at such meeting and oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the doings of such meeting shall be as valid as if they had been taken at a meeting regularly called and noticed, and at such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time, and if any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting; and such consent or approval of stockholders may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

Section 3  Waiver of Notice

     Whenever any notice whatever is required to be given under the provisions of the statutes, of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders or directors need be specified in any written waiver of notice unless so required by the Articles of Incorporation or these Bylaws.

                                  ARTICLE  IV
                                   OFFICERS
                                  -----------

Section 1  Election

     The officers of the Company shall be chosen by the Board and shall be a President, a Secretary, a Treasurer and such other officers with such titles and duties as the Board may determine, none of whom need be directors. Any person may hold one or more offices. The Board may appoint a Chairman of the Board, Vice-Chairman of the Board, a Chief Executive Officer, one or more Vice-Presidents, Assistant Treasurers and Assistant Secretaries.

Section 2  Chairman of the Board

     The Chairman of the Board shall preside at meetings of the stockholders and the Board, and shall see that all orders and resolutions of the Board are carried into effect.

Section 3  Vice Chairman of the Board

     The Vice-Chairman of the Board shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties as the Board may from time to time prescribe.

Section 4  Chief Executive Officer

     The Chief Executive Officer shall be in charge of the overall business of the Company. The Chief Executive Officer shall have general supervision, direction and control of the business and affairs of the Company and shall have such other powers and duties as may be prescribed by the Board. In the absence of the Chairman of the Board, the Chief Executive officer shall perform the duties of and shall be vested with all of the powers of the Chairman of the Board.

Section 5  President

     The President shall act under the direction of the Chief Executive Officer and shall have active management of the day-to-day business of the Company. The President shall execute on behalf of the Company all instruments requiring such execution except to the extent the signing and execution thereof shall be expressly designated by the Board to some other officer or agent of the Company. In the absence of the Chairman of the Board and the Chief Executive Officer, the President shall be vested with all of the powers of the Chairman of the Board and the Chief Executive Officer.

Section 6  Vice-President

     The Vice-President shall act under the direction of the President and in the absence or disability of the President shall perform the duties and exercise the powers of the President. The Vice-President shall perform such other duties and have such other powers as the President, the Chairman of the Board, or the Board may from time to time prescribe. The Board may designate one or more Executive Vice-Presidents or may otherwise specify the order of seniority of the Vice-Presidents. The duties and powers of the President shall descend to the Vice-Presidents in such specified order of seniority.

Section 7  Secretary

     The Secretary shall attend all meetings of the Board and all meetings of the stockholders and record the proceedings. The Secretary shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the President or the Board.

Section 8  Assistant Secretaries

     The Assistant Secretaries shall act under the direction of the President. In order of their seniority, unless otherwise determined by the President or the Board, they shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the President or the Board may from time to time prescribe.

Section 9  Treasurer

     The Treasurer shall act under the direction of the President. Subject to the direction of the President, the Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all monies and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Company as may be ordered by the President or the Board, taking proper vouchers for such disbursements, and shall render to the President and the Board, at its regular meetings, or when the Board so requires, an account of all transactions as Treasurer and of the financial condition of the Company.

     If required by the Board, the Treasurer shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of such person's office and for the restoration to the Company, in case of such person's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in such person's possession or under such person's control belonging to the Company.

Section 10  Assistant Treasurers

     The Assistant Treasurers in the order of their seniority, unless otherwise determined by the President or the Board, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer.
They shall perform such other duties and have such other powers as the President or the Board may from time to time prescribe.

Section 11  Removal; Resignation

     The officers of the Company shall hold office at the pleasure of the Board. Any officer elected or appointed by the Board may be removed at any time by the Board. Any vacancy occurring in any office of the Company by death, resignation, removal or otherwise shall be filled by the Board.

                                  ARTICLE  V
                                 CAPITAL STOCK
                                 -------------

Section 1  Certificates; Uncertificated Shares

     The shares of the Company shall be represented by certificates; provided, however, the Board may by resolution provide that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Company. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Company, certifying the number of shares owned by such person in the Company. If the Company shall be authorized to issue more than one (1) class of stock or more than one (1) series of any class, the designations, preferences and relative, participating, optional or other special rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights, shall be set forth in full, summarized, or otherwise referred to on the face or back of the certificate which the Company shall issue to represent such stock.

     If a certificate is issued (1) by a transfer agent other than the Company or its employees or (2) by a registrar other than the Company or its employees, the signatures of the officers of the Company may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer before such certificate is issued, such certificate may be issued with the same effect as though the person had not ceased to be such officer. The seal of the Company, or a facsimile thereof, may, but need not be, affixed to certificates of stock.

Section 2  Surrendered; Lost or Destroyed Certificates

     The Company may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Company may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or the owner's legal representative, to advertise the same in such manner as it shall require and/or give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost or destroyed.

Section 3  Replacement Certificates

     Upon surrender to the Company or the transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Company, if it is satisfied that all provisions of the laws and regulations applicable to the Company regarding transfer and ownership of shares have been complied with, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 4  Record Date

     The Board may fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders, or the date for the payment of any distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, and any adjournment thereof, or entitled to receive payment of any such distribution, and in such case, such stockholders, and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to notice of and to vote at such meeting, or any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as aforesaid.

Section 5  Registered Owner

     The Company shall be entitled to recognize the person registered on its books as the owner of shares to be the exclusive owner for all purposes including voting and distribution, and the Company shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by Nevada law.

                                  ARTICLE  VI
                               GENERAL PROVISIONS
                               ------------------

Section 1  Registered Office

     The registered office of the Company shall be in the County of Washoe, State of Nevada.

     The Company may also have offices at such other places both within and without the State of Nevada as the Board may from time to time determine or the business of the Company may require.

Section 2  Distribution

     Distribution upon the capital stock of the Company, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

Section 3  Reserves

     Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends or for repairing or maintaining any property of the Company or for such other purpose as the directors shall think conducive to the interest of the Company, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 4  Checks; Notes

     All checks or demands for money and notes of the Company shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

Section 5  Fiscal Year

     The fiscal year of the Company shall be fixed by resolution of the Board.

Section 6  Corporate Seal

     The Company shall have a corporate seal and shall have inscribed thereon the name of the Company and the words "Corporate Seal" and "Nevada". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced. The use of the seal is not necessary on any corporate document and its use or nonuse shall not in any way affect the legality of the document.

Section 7  Representation of Shares of Other Corporations

     The Chairman of the Board, the Vice Chairman of the Board, the President, any Vice- President, or the Secretary, or any other person authorized by resolution of the Board or by any of the foregoing designated officers, is authorized to vote on behalf of the Company any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the Company. The authority granted to these officers to vote or represent on behalf of the Company any and all shares held by the Company in any other corporation or corporations may be exercised by any of these officers in person or by any person authorized to do so by a proxy duly executed by these officers.

                                 ARTICLE  VII
                                INDEMNIFICATION
                                ---------------

Section 1  Indemnification of Officers and Directors, Employees and Other
           Persons

     Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or a person of whom that person is the legal representative is or was a director or officer of the Company or is or was serving at the request of the Company or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under Nevada law from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction after the exhaustion of all appeals that such person is not entitled to be indemnified by the Company. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

Section 2  Insurance

     The Board may cause the Company to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Company would have the power to indemnify such person.

                                 ARTICLE  VIII
                                  AMENDMENTS
                                 -------------

Section 1  Amendments by Stockholders

     These Bylaws may be amended by a vote of no less than two-thirds (2/3) of the stock issued and outstanding and entitled to vote for the election of directors.

Section 2  Amendments by Board

     The Board may amend these Bylaws, including Bylaws adopted by the stockholders, but the stockholders may from time to time specify particular provisions of the Bylaws which shall not be amended by the Board.

                           CERTIFICATE OF SECRETARY



     I hereby certify in my capacity as Secretary of Watson Pharmaceuticals, Inc., a Nevada corporation (the "Company"), that the foregoing Amended and Restated Bylaws, constitute the code of Bylaws of the Company as duly adopted by the Board of Directors of the Company as of July 27, 2001.

     In Witness Whereof, I have hereunto subscribed my name this 1st day of August, 2001.



                                       /s/ ROBERT C. FUNSTEN
                                       -----------------------------------------
                                       Robert C. Funsten, Secretary